EXHIBIT 5.1

                            Michael H. Hoffman, Esq.
                     Law Offices of Michael H. Hoffman, P.A.
                                8417 Via Leonessa
                            Boca Raton, Florida 33433
                            Telephone: (786) 280-7575
                               Fax: (859) 201-5117



                                  July 1, 2004


Mr. Michael Manahan
Chief Financial Officer
PracticeXpert, Inc.
4130 Cahuenga Blvd., Suite 215
Toluca Lake, CA  91602




RE: PRACTICEXPERT, INC. (The "CORPORATION"); REGISTRATION STATEMENT ON FORM SB-2 (THE "REGISTRATION STATEMENT")


Dear Mr. Manahan:


We have acted as counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of up to 104,501,664 shares of the Corporation's common stock, par value $.001 per share (the "COMMON STOCK").


I am furnishing this opinion to you in accordance with Item 601(b) (5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.


I am familiar with the Registration Statement, and I have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolution of the Corporation's Board of Directors and shareholders. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion.


Based upon the foregoing, I am of the opinion that the shares of Common Stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.


I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."


                                            Very truly yours,


                                            /s/ Michael H. Hoffman
                                            ----------------------------
                                            Michael H. Hoffman
                                            Attorney at Law



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